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EXHIBIT 99.1


COMPANY PRESS RELEASE
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SOURCE: USN CORPORATION


         USN APPOINTS RETAIL VETERAN AND FORMER CONSOLIDATED STORES AND PIC "N" SAVE EXECUTIVE, MARK J. MILLER, AS CHIEF EXECUTIVE OFFICER

LOS ANGELES, CA - OCTOBER 18, 2005 - USN CORPORATION (OTC PINK SHEETS:
USNR-NEWS; "USN"), owner of the "Ultimate Shopping Network", which sells upscale consumer products directly to consumers on DIRECTV Channel 345, Dish Network Channel 223, and various cable and broadcast outlets, announced today that it has appointed retailing veteran, Mark Miller, as Chief Executive Officer.

Mr. Miller, 53, brings to USN seventeen years of senior management experience in national retail sales and closeouts. From 1992 to 1997, Mr. Miller served as Executive Vice-President of Merchandising, Marketing and Store Operations at Pic "N" Save Closeouts, Inc. Subsequently, he was President of Consolidated Stores $2.8 Billion Closeout Business - a 1,300 store retail company based in Columbus, Ohio that included BigLots, Pic "N" Save and MacFrugals retail chains (now known as Big lots, Inc. - NYSE: BLI). He also served in leading executive positions at The Walt Disney Company, Value City Department Stores and Red Tag Biz. Most recently, Miller served as Chief Operating Officer at Genius Products. He received a Master of Business Administration from Miami University in 1979.

Commenting on the appointment, Mr. Miller stated, "I am excited about the prospect of helping take USN's business to another level. I believe the Company is poised to offer a unique and innovative television home shopping experience. There is a significant opportunity to expand upon the Ultimate Shopping Network's current product offerings by adding luxury and upscale consumer products at closeout prices to its existing line of diamonds, jewelry, watches and rare coins. USN's ability to directly market value branded bargains to millions of potential consumers through both television and the Internet provides us with considerable operating and earnings leverage. The USN team has done an admirable job in creating the existing business platform - I plan on utilizing my nearly twenty years of retailing experience and contacts to capitalize on this platform."

Terry Washburn, Director of USN, stated, "We are thrilled that Mark has decided to join the Company as our Chief Executive Officer. He is a retail pioneer who was instrumental in building one of the nation's most innovative retailers, Pic "N" Save, to over $2 billion dollars in annual sales."

Washburn continued, "Mark intimately understands the key elements needed to make USN a large scale and successful transactional television business - from sourcing and logistics to merchandising and marketing. We are confident that under his leadership, USN will continue to grow its position in the media and electronic retailing arenas."

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ABOUT USN CORP.
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USN's wholly-owned Ultimate Shopping Network is quickly becoming the luxury brand in television shopping. USN has positioned itself as television shopping's version of high-end retailing with a dedication to service, quality, integrity and luxury. Today, the Ultimate Shopping Network is broadcast to more than 30 million aggregated U.S. households on DIRECTV Channel 345, Dish Network 223, and various cable and broadcast outlets. The Company also has an Internet shopping site, http://www.shopusn.com/, which offers customers many of the same upscale products seen by viewers on the network at very competitive price points.

STATEMENTS IN THIS NEWS RELEASE ABOUT ANTICIPATED OR EXPECTED FUTURE REVENUE OR GROWTH OR EXPRESSIONS OF FUTURE GOALS OR OBJECTIVES, INCLUDING STATEMENTS REGARDING WHETHER CURRENT PLANS TO GROW AND STRENGTHEN THE COMPANY'S EXISTING NETWORK WILL BE IMPLEMENTED OR ACCOMPLISHED, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE BASED UPON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE OF THIS RELEASE. ANY FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THE RISK THAT THE COMPANY WILL BE UNABLE TO CONSUMMATE THE ACQUISITION OF THE DIAMOND CHANNEL, INC. AND GEM MANUFACTURING, INC., OR THAT THE BENEFITS ANTICIPATED FROM THE ACQUISITIONS WILL NOT BE REALIZED. ADDITIONALLY, FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT MARKET CONDITIONS AND RISKS, WHICH MAY CHANGE AS THE RESULT OF CERTAIN REGULATORY, POLITICAL OR ECONOMIC EVENTS, A SHIFT IN CONSUMER PREFERENCES, AS WELL AS THOSE RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.


INVESTOR CONTACT:

ROBERT B. PRAG, PRESIDENT
THE DEL MAR CONSULTING GROUP, INC.
(858) 794-9500
bprag@delmarconsulting.com
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